Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Feel Calculation or Carry Forward Rule	Amount Registered(a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.001 per share	457(h)	2,019,776(b)	$1.20(b)	$2,423,731.20	0.0000927	$224.68
	Equity	Common Stock, par value $0.001 per share	457(h)	2,220,136(d)	$6.04(d)	$13,409,621.44	0.0000927	$1,243.08
	Equity	Common Stock, par value $0.001 per share	457(h)	224,000(f)	$2.97(e)	$665,280.00	0.0000927	$61.68
	Equity	Common Stock, par value $0.001 per share	457(h)	1,596,754(g)	$0.35(e)	$558,863.90	0.0000927	$51.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts						$17,057,496.54		$1,581.25
Total Fees Previously Paid								$–
Total Fee Offsets								$(1,329.38)
Net Fee Due								$251.87

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number(h)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Panbela Therapeutics, Inc.	S-8	333-263881	3/28/2022		$126.18	Equity	Common Stock, par value $0.001 per share	654,413	$1,361,180
	Panbela Therapeutics, Inc.	S-8	333-255379	4/20/2021		$367.94	Equity	Common Stock, par value $0.001 per share	818,579	$3,372,545
	Panbela Therapeutics, Inc.	S-8	333-239186	6/15/2020		$835.26	Equity	Common Stock, par value $0.001 per share	1,300,000	$6,435,000
Fee Offset Sources	Panbela Therapeutics, Inc.	S-8	333-263881		3/28/2022						$126.18
	Panbela Therapeutics, Inc.	S-8	333-255379		4/20/2021						$367.94
	Panbela Therapeutics, Inc.	S-8	333-239186		6/15/2020						$835.26

(a)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b)	Represents shares available for issuance pursuant to future awards under the Registrant’s 2016 Omnibus Incentive Plan, as amended.
(c)

Estimated solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the high and low sale prices of a share of the Registrant’s Common Stock as reported on The Nasdaq Stock Market LLC on June 16, 2022, which date is within five business days prior to filing this Registration Statement.

(d)	Represents shares underlying outstanding options under the Registrant’s 2016 Omnibus Incentive Plan, as amended.
(e)	Represents the weighted average of the exercise prices for the outstanding options under the applicable plan as of June 16, 2022.
(f)	Represents shares underlying outstanding options under the Registrant’s 2011 Stock Option Plan.
(g)

Pursuant to the Agreement and Plan of Merger dated as of February 21, 2022 (the “Merger Agreement”), Cancer Prevention Pharmaceuticals, Inc. (“Cancer Prevention”) became a wholly owned subsidiary of the Registrant by way of merger. In accordance with the terms of the Merger Agreement, options to purchase shares of Cancer Prevention common stock have been assumed by the Registrant and are being replaced with options to purchase, in the aggregate, under the same terms and conditions as were applicable under such equity incentive plan, 1,596,754 shares of the Registrant’s Common Stock, par value $0.001 per share.

(h)

Contemporaneously with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendments to de-register the shares of Common Stock previously registered under the applicable registration statements.